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                                  EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated February 17, 1998, relating to the consolidated financial statements of Data Dimensions, Inc. in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, and of our report dated September 12,1997, relating to the financial statements of Pyramid Information Services, Inc. included in Data Dimensions, Inc.'s October 30, 1997, Current Report on Form 8-K. We also consent to the reference to our firm under the heading "EXPERTS" in such Prospectus.

BDO Seidman, LLP


/s/ BDO Seidman, LLP
-------------------------------
Seattle, Washington
May 7, 1998


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